EXHIBIT 10.5

                           FLUSHING SAVINGS BANK, FSB
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 28th day of November, 2000, by and between Flushing Savings Bank, FSB, a savings bank organized and existing under Federal law and having its executive offices at 144-51 Northern Boulevard, Flushing, New York 11354 (the "Bank"), and Michael J. Hegarty, residing at [ADDRESS ON FILE] ("Officer").

                                   WITNESSETH:

     WHEREAS, the Bank and the Officer are parties to an Employment Agreement dated as of November 21, 1995 and amended as of June 18, 1996 and November 26, 1996; and

     WHEREAS, the Bank considers the availability of the Officer's services to be important to the successful management and conduct of the Bank's business and desires to secure for itself the continued availability of his services; and

     WHEREAS, for purposes of securing for the Bank the Officer's continued services, the Board of Directors of the Bank ("Board") has authorized the proper officers of the Bank to enter into an amended and restated employment agreement with the Officer on the terms and conditions set forth herein; and

     WHEREAS, the Officer is willing to make his services available to the Bank on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Bank and the Officer hereby agree as follows:

     Section 1. Employment.

     The Bank hereby agrees to employ the Officer, and the Officer hereby agrees to accept such employment, during the period and upon the terms and conditions set forth in this Agreement.

     Section 2. Employment Period.

     (a) Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment ("Employment Period") established under this section 2. The Employment Period under this Amended and Restated Employment Agreement shall be for a term commencing on November 28, 2000 and ending on November 21, 2003, plus such extensions as are provided pursuant to section 2(b) of this Agreement.

     (b) On or as of July 1, 2001, and on or as of each July 1 thereafter, the Employment Period shall be extended for one additional year if and only if the Board shall have authorized the extension of the Employment Period prior to July 1 of such year and the Officer shall not have notified the Bank prior to July 1 of such year that the Employment Period shall not be so extended. If the Board shall not have authorized the extension of the Employment Period prior to July 1 of any such year, or if the Officer shall have given notice of nonextension to the Bank prior to July 1 of such year, then the Employment Period shall not be extended pursuant to this section 2(b) at any time thereafter and shall end on the last day of its term as then in effect. Notwithstanding the foregoing provisions of this Section 2(b), there shall be no extension of the term of this Agreement as of July 1, 2003 and July 1, 2004, so as to reduce the remaining term of the Agreement, and annual extensions shall begin again as of July 1, 2005.

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     (c) Upon the  termination  of the Officer's  employment  with the Bank, the extensions provided pursuant to section 2(b) shall cease (if such extensions have not previously ceased).

     Section 3. Title and Duties.

     On the date on which the Employment Period commences, the Officer shall hold the position of President and Chief Executive Officer of the Bank and shall be a member of the Board with all of the powers and duties incident to such positions under law and under the by-laws of the Bank. During the Employment Period, the Officer shall: (a) devote his full business time and attention (other than during weekends, holidays, vacation periods and periods of illness or approved leaves of absence) to the business and affairs of the Bank and use his best efforts to advance the Bank's interests, including reasonable periods of service as an officer and/or board member of trade associations, their related entities and charitable organizations; and (b) perform such reasonable additional duties as may be assigned to him by or under the authority of the Board; provided, however, that the Officer shall be permitted to devote a reasonable amount of time to service on the Board of Directors of EDO Corporation, so long as such service shall not interfere with his obligations under this Agreement. The Officer shall have such authority as is necessary or appropriate to carry out his duties under this Agreement.

     Section 4. Compensation.

     In consideration for services rendered by the Officer under this Agreement:

     (a) The Bank shall pay to the Officer a salary at an annual rate equal to the greater of (i) $420,000 or (ii) such higher annual rate as may be prescribed by or under the authority of the Board (the "Current Salary"). In addition, the Bank shall credit to the Officer 10% of the greater of the amounts described in the preceding clauses (i) and (ii) to be deferred in accordance with section 5(b). The Officer will undergo an annual salary and performance review on or about June 30 of each year commencing in 2001. The Current Salary payable under this section 4 shall be paid in approximately equal installments in accordance with the Bank's customary payroll practices.

     (b) The Officer shall be eligible to participate in any bonus plan maintained by the Bank for its officers and employees.

     Section 5. Employee Benefits and Other Compensation.

     (a) Except as otherwise provided in this Agreement, the Officer shall, during the Employment Period, be treated as an employee of the Bank and be entitled to participate in and receive benefits under the Bank's employee benefit plans and programs, as well as such other compensation plans or programs (whether or not employee benefit plans or programs), as the Bank may maintain from time to time, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and with the Bank's customary practices.

     (b) On the last day of each regular payroll period during the Employment Period, the Bank shall credit to a bookkeeping account maintained by the Bank (the "Deferred Compensation Account") 10% of the Current Salary payable to the Officer during such period pursuant to section 4. The deferred compensation provided under this section 5(b) shall be deemed to be invested in one or more of the investment funds offered by Retirement System Fund, Inc. or in such other funds as may be specified by the Bank with the consent of the Officer ("Investment Funds") in multiples of 10%, as directed by the Officer from time to time no more frequently than once each calendar quarter. The Officer's Deferred Compensation Account shall be credited at least quarterly with the earnings (or losses) on such investments. The amount credited to the Officer's Deferred Compensation Account (including earnings or losses) shall be paid by the Bank to the Officer (or in the event of his death to his designated beneficiaries or, in the absence of any designation, his estate) in a cash lump sum promptly after the Officer's termination of employment with the Bank for any reason. For the purpose of determining the amount of such payment, the value of the account balance shall be determined ten (10) days prior to the payment date. The Officer acknowledges that the deferred compensation provided for in this section 5(b) shall not be taken into account for

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purposes of computing any pension or other retirement benefit to which he may be entitled under the Bank's benefit plans or programs.

     (c) The Bank shall provide the Officer with a suitable automobile for use in the performance of the Officer's duties hereunder and shall reimburse the Officer for all expenses incurred in connection therewith.

     (d) The Officer shall be entitled, without loss of pay, to vacation time in accordance with the policies periodically established by the Board for senior management officials of the Bank, which shall in no event be less than four weeks in each calendar year. Except as provided in section 7(b), the Officer shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation, nor shall he be entitled to accumulate unused vacation from one calendar year to the next except to the extent authorized by the Board for senior management officials of the Bank.

     (e) On May 27 of each of the years 1996 through 2000, the Bank has credited to a bookkeeping account maintained by the Bank ("Supplemental Retirement Account") a supplemental retirement benefit of $30,000. Prior to May 27, 2000, any interest or earnings obtained from investment of the supplemental retirement benefit provided under this section 5(e) shall accrue to the Bank. Following May 27, 2000, the supplemental retirement benefit shall be deemed to be invested in one or more of the Investment Funds in multiples of 10%, as directed by the Officer from time to time no more frequently than once each calendar quarter, and the Officer's Supplemental Retirement Account shall be credited at least quarterly with the earnings (or losses) on such investments. Upon the Officer's termination of employment with the Bank for any reason, the amount credited to the Officer's Supplemental Retirement Account (including earnings or losses credited as described above) shall be paid by the Bank to the Officer (or in the event of his death to his designated beneficiaries or, in the absence of any designation, his estate) in a cash lump sum. For the purpose of determining the amount of such payment, the value of the account balance shall be determined ten
(10) days prior to the payment date.

     (f) On May 27 of each of the years 2001 through 2011, the Bank shall credit to a bookkeeping account maintained by the Bank (the "Additional SERP Account") an additional supplemental retirement benefit of $50,000. Prior to May 27, 2011, any interest or earnings (or losses) obtained from investment of the additional supplemental retirement benefit provided under this section 5(f) shall accrue to the Bank and shall not be credited to the Officer's Additional SERP Account, but may be utilized by the Bank to discharge its obligations under this section
5(f). Following May 27, 2011, the additional supplemental retirement benefit shall be deemed to be invested in one or more of the Investment Funds, in multiples of 10%, as directed by the Officer from time to time no more frequently than once each calendar quarter, and the Officer's Additional SERP Account shall be credited at least quarterly with the earnings (or losses) on such investments. Upon the Officer's termination of employment with the Bank by reason of his death, or upon his voluntary resignation without Good Reason, or upon his termination for "Cause" (as defined in section 8(b) of this Agreement), the amount then credited to the Officer's Additional SERP Account (disregarding earnings and losses prior to May 27, 2011) shall be promptly paid by the Bank to the Officer (or in the case of his death, to his designated beneficiaries or, in the absence of any designation, to his estate) in a cash lump sum, and thereafter no additional amounts shall be credited to the Officer's Additional SERP Account. Upon the Officer's termination of employment with the Bank by reason of retirement (which shall mean termination of employment at a time when the Officer is eligible to receive an Early, Normal, or Postponed Retirement Benefit under the Bank's Retirement Plan), Disability (as defined in section 9(a)), voluntary resignation within one year following an event that constitutes Good Reason (as defined in section 7(a)(i)), or discharge without "Cause", or in the event of the Officer's termination of employment for any reason following a Change of Control, the Bank shall promptly pay to the Officer a cash lump sum equal to (i) $500,000, without regard to the amount then credited to his Additional SERP Account, or (ii) the amount then credited to his Additional SERP Account if such amount is greater than $500,000 and termination of employment occurs after May 27, 2011. Upon such payment, no further amount shall be payable under this section 5(f).

     (g) The Bank shall fund in a "rabbi  trust" on an ongoing and current basis
(i) the deferred compensation provided under section 5(b) hereof, (ii) the supplemental retirement benefit provided under section 5(e) hereof, (iii) the additional supplemental retirement benefit provided under section 5(f) hereof, and (iv) the amount credited to the Officer's account under the Bank's Supplemental Savings Incentive Plan. The Trustee of such "rabbi trust" shall be an independent bank or trust company.

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     (h) If any  amounts  deferred  pursuant  to this  Agreement  are found in a
"determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income by the Officer prior to payment of such amounts under this Agreement, such amounts shall be immediately paid to the Officer, notwithstanding any other provision of this Agreement providing for deferral.

     Section 6. Working Facilities and Expenses.

     The Officer's principal place of employment shall be at the executive offices of the Bank in Queens County, New York or at such other location upon which the Bank and the Officer may mutually agree. The Bank shall provide the Officer, at his principal place of employment, with a private office, stenographic services and other support services and facilities consistent with his position with the Bank and necessary or appropriate in connection with the performance of his duties under this Agreement. The Bank shall reimburse the Officer for his ordinary and necessary business expenses, including, without limitation, travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

     Section 7. Termination with Bank Liability.

     (a) In the event that the Officer's employment with the Bank shall terminate during the Employment Period on account of:

                    (i) the Officer's voluntary resignation from employment with the Bank within one year following an event that constitutes "Good Reason," which is defined as:

                         (A) the  failure of the Bank to elect or to reelect the
                    Officer to serve as its President and Chief Executive Officer and a member of its Board of Directors, or such other position as the Officer consents to hold;

                         (B) the failure of the Bank to cure a material  adverse
                    change made by the Bank in the Officer's functions, duties, or responsibilities in his position with the Bank within sixty days following written notice thereof from the Officer;

                         (C) the failure of the Bank to maintain  the  Officer's
                    principal place of employment at the executive offices of the Bank in Queens County, New York or at such other location upon which the Bank and the Officer may mutually agree;

                         (D) the  failure of the Board to extend the  Employment
                    Period within the times provided in section 2(b); provided, however, that such failure shall not constitute Good Reason until the earlier of 30 days after any determination by the Board that the Employment Period shall not be so extended or August 1 of such year;

                         (E) the  failure of the Bank to cure a material  breach
                    of this Agreement by the Bank within sixty days following written notice thereof from the Officer; or

                         (F) after a Change of Control, the failure of any successor company to the Bank to assume this Agreement.

                    (ii) the discharge of the Officer by the Bank for any reason other than (A) for "Cause" as defined in section 8(b) or (B) the Officer's death or "Disability" as defined in section 9(a); or

                    (iii) the Officer's  voluntary  resignation  from employment with the Bank for any reason within the sixty-day period commencing six months following a Change of Control as defined in section 10;

then the Bank shall provide the benefits and pay to the Officer as liquidated damages the amounts provided for under section 7(b).

     (b) Upon the termination of the Officer's employment with the Bank under circumstances described in section 7(a), the Bank shall pay and provide to the
Officer:

                    (i) his earned but unpaid  Current  Salary as of the date of termination, plus an amount representing any accrued but unpaid vacation time and floating holidays;

                    (ii) if the Officer's termination of employment occurs after a Change of Control, a pro rata portion of his bonus for the year of termination, determined by multiplying the amount of the bonus earned by the Officer for the preceding calendar year by the number of full months of employment during the year of termination, and dividing by 12. If the Officer's termination of employment occurs prior to a Change of Control, the Compensation Committee of the Bank may, in its sole discretion, award the Officer a bonus for the year of termination, in an amount determined by such Committee either at the time of termination of employment or at the time bonuses to active employees are awarded, which the Bank shall pay to the Officer promptly after it has been awarded;

                    (iii) the  benefits,  if any,  to which he is  entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs;

                    (iv) continued health and welfare benefits  (including group life, disability, medical and dental benefits), in addition to that provided pursuant to section 7(b)(iii), to the extent necessary to provide coverage for the Officer for the Severance Period (as defined in section 7(c). Such benefits shall be provided through the purchase of insurance, and shall be equivalent to the health and welfare benefits (including cost-sharing percentages) provided to active employees of the Bank (or any successor thereof) as from time to time in effect during the Severance Period. Where the amount of such benefits is based on salary, they shall be provided to the Officer based on the highest annual rate of Current Salary achieved by the Officer during the Employment Period. If the Officer had dependent coverage in effect at the time of his termination of employment, he shall have the right to elect to continue such dependent coverage for the Severance Period. The benefits to be provided under this paragraph (iv) shall cease to the extent that substantially equivalent benefits are provided to the Officer (and/or his dependents) by a subsequent employer of the Officer;

                    (v) if the  Officer  is age 55 or  older  at the  end of the
               Severance Period, he shall be entitled to elect coverage for himself and his dependents under the Bank's retiree medical and retiree life insurance programs. Such coverage, if elected, shall commence upon the expiration of the Severance Period, without regard to whether the Officer commences his pension benefit at such time, and shall continue for the life of each of the Officer and his spouse and for so long as any of his other covered dependents, remain eligible. The coverage and cost-sharing percentage of the Officer and his dependents under such programs shall be those in effect under such programs on the date of the Officer's termination of employment with the Bank, and shall not be adversely modified without the Officer's written consent; and

                    (vi) within thirty days following his termination of employment with the Bank, a cash lump sum payment in an amount equal to the Current Salary, bonus, and deferred compensation that the Officer would have earned pursuant to sections 4(a), 4(b), and 5(b), respectively, if he had continued working for the Bank for the Severance Period. For purposes of this paragraph, (A) the amount of bonus shall be the highest bonus, if any, paid to the Officer by the Bank under section 4(b) within the three-year period prior to the date of termination, and (B) the amount of deferred compensation shall be determined without any earnings on the additional deferred compensation that would have been credited under section 5(b) during the Severance Period. The calculation of the amount payable pursuant to this clause (vi) is set forth on Schedule A hereto; and

                    (vii) payment of the deferred compensation to which he is entitled pursuant to section 5(b), the supplemental retirement benefit to which he is entitled pursuant to section 5(e), and the additional supplemental retirement benefit to which he is entitled pursuant to Section 5(f) (in each case after crediting to his Accounts established under such sections any amount which was required to be credited to such Account pursuant to such sections as of the date of his termination of employment but was not so credited).

The lump sum payable pursuant to clause (vi) of this section 7(b) is to be paid in lieu of all other payments of Current Salary, bonus, and deferred compensation provided for under this Agreement relating to the period following any such termination and shall be payable without proof of damages and without regard to the Officer's efforts, if any, to mitigate damages. The Bank and the Officer hereby stipulate that the damages which may be incurred by the Officer following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits provided under this section 7(b) are reasonable under the circumstances as a combination of liquidated damages and severance benefits. The Officer shall not be entitled to any payment under this Agreement to make up for benefits that would have been earned under the Bank's Retirement Plan, 401(k) Savings Plan, and Supplemental Savings Incentive Plan (SSIP), and the Flushing Financial Corporation ("Holding Company") Stock-Based Profit Sharing Plan had he continued working for the Bank for the Severance Period.

     (c) For purposes of section 7, the Severance Period means:

                    (i) in the case of  termination  of employment  prior to May
               27, 2004, a period of 36 months;

                    (ii) in the case of  termination  of  employment on or after
               May 27, 2004, but prior to a Change of Control, a period of 12 months; and

                    (iii) in the case of termination of employment after a Change of Control, a period of 36 months.

     Section 8. Termination for Cause or Voluntary Resignation Without Good Reason.

     (a) In the event that the Officer's employment with the Bank shall terminate during the Employment Period on account of:

                    (i) the discharge of the Officer by the Bank for Cause; or

                    (ii) the Officer's  voluntary  resignation  from  employment with the Bank for reasons other than those constituting a Good Reason;

then the Bank shall have no further obligations under this Agreement, other than
(A) the payment to the Officer of his earned but unpaid Current Salary as of the date of the termination of his employment; (B) the provision of such other benefits, if any, to which he is entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs; and (C) the payment of the deferred compensation to which he is entitled pursuant to section 5(b), the supplemental retirement benefit to which he is entitled pursuant to section 5(e), and the additional supplemental retirement benefit to which he is entitled pursuant to Section 5(f) (in each case after crediting to his Accounts established under such sections any amount which was required to be credited to such Account pursuant to such sections as of the date of his termination of employment but was not so credited).

     (b) For purposes of this Agreement, the term "Cause" means the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

     Section 9. Disability or Death.

     (a) The Officer's employment with the Bank may be terminated for "Disability" if the Officer shall become disabled or incapacitated during the Employment Period to the extent that he has been unable to perform the essential functions of his employment for 270 consecutive days. Upon a termination of employment for "Disability," the Bank shall pay to the Officer in cash the following percentages of his Current Salary and deferred compensation under sections 4 and 5(b) of this Agreement until the end of the Employment Period:
100% for the first six months, 75% for the next six months and 60% thereafter for the remaining term, if any, of the Employment Period (less in each case any benefits which may be payable to the Officer under the provisions of disability insurance coverage in effect for Bank employees). In addition, the Officer shall receive a cash lump sum payment equal to the amount of the Officer's Supplemental Retirement Account established pursuant to section 5(e), and payment of his Deferred Compensation Account as provided in section 5(b) and the additional supplemental retirement benefit to which he is entitled pursuant to section 5(f) (in each case after crediting to the Accounts established under such sections any amounts which were required to be credited to such Accounts pursuant to sections 5(b), 5(e), and 5(f) as of the date of his termination of employment but were not so credited).

     (b) In the event that the Officer's employment with the Bank shall terminate during the Employment Period on account of death, the Bank shall promptly pay the Officer's designated beneficiaries or, failing any designation, his estate a cash lump sum payment equal to his earned but unpaid Current Salary plus the amount of the Officer's Deferred Compensation Account, Supplemental Retirement Account, and Additional SERP Account as provided in sections 5(b), 5(e), and 5(f) (after crediting to such Accounts any amounts which were required to be credited to such Accounts pursuant to sections 5(b), 5(e), and 5(f) as of the date of his death but were not so credited).

     (c) In the event of the Officer's termination of employment on account of death or Disability prior to a Change of Control, the Compensation Committee of the Bank may, in its sole discretion, award the Officer a bonus for the year of termination, in an amount determined by such Committee either at the time of termination of employment or at the time bonuses to active employees are awarded, in which case the Bank shall pay such bonus to the Officer or, in the event of death, his designated beneficiaries or estate, as the case may be, promptly after it is awarded. In the event of the Officer's termination of employment on account of death or Disability after a Change of Control, the Bank shall promptly pay the Officer or, in the event of death, his designated beneficiaries or estate, as the case may be, a pro rata portion of his bonus for the year of termination, determined by multiplying the amount of the bonus earned by the Officer for the preceding calendar year by the number of full months of employment during the year of termination, and dividing by 12.

     Section 10. Change of Control.

     For purposes of this Agreement, the term "Change of Control" means:

     (a) the acquisition of all or substantially all of the assets of the Bank or Flushing Financial Corporation ("Holding Company") by any person or entity, or by any persons or entities acting in concert;

     (b) the occurrence of any event if, immediately following such event, a majority of the members of the Board of Directors of the Bank or the Holding Company or of any successor corporation shall consist of persons other than Current Members (for these purposes, a "Current Member" shall mean any member of the Board of Directors of the Bank or the Holding Company as of July 18, 2000 and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board of Directors);

     (c) the acquisition of beneficial ownership, directly or indirectly (as provided in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Act"), or any successor rule), of 25% or more of the total combined voting power of all classes of stock of the Bank or the Holding Company by any person or group deemed a person under Section 13(d)(3) of the Act; or

     (d) approval by the stockholders of the Bank or the Holding Company of an agreement providing for the merger or consolidation of the Bank or the Holding Company with another corporation where the stockholders of the Bank or the Holding Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

     Section 11. No Effect on Employee Benefit Plans or Compensation Programs.

     Except as expressly provided in this Agreement, the termination of the Officer's employment during the term of this Agreement or thereafter, whether by the Bank or by the Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank's employee benefit plans or programs or compensation plans or programs (whether or not employee benefit plans or programs) that the Bank may maintain from time to time.

     Section 12. Successors and Assigns.

     This Agreement will inure to the benefit of and be binding upon the Officer, his legal representatives and estate or intestate distributees, and the Bank and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred.

     Section 13. Notices.

     Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to the Officer:
               Michael J. Hegarty
               [ADDRESS ON FILE]

          If to the Bank:
               Flushing Savings Bank, FSB
               144-51 Northern Boulevard
               Flushing, New York  11354
               Attention:  Secretary of the Bank

     Section 14. Severability.

     A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     Section 15. Waiver.

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     Section 16. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     Section 17. Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.

     Section 18. Headings.

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     Section 19. Entire Agreement; Modifications.

     This instrument contains the entire agreement of the parties relating to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, including the Employment Agreement dated as of November 21, 1995, by and between the Bank and the Officer. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     Section 20. Funding.

     The Bank has agreed to fund certain of its obligations to the Officer under this Agreement in a "rabbi trust"; provided, however, that all assets used by the Bank to fund its obligations shall be part of the general assets of the Bank and shall be subject to all claims of the Bank's creditors.

     Section 21. Regulatory Action.

     (a) Notwithstanding any other provision of this Agreement to the contrary, this Section 21 shall apply at all times during the Employment Period.

     (b) If the Officer is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Bank by a notice served under 12 U.S.C. 1818(e)(3) and (g)(1), the Bank's obligations to the Officer under this Agreement shall be suspended as of the date of such service unless such service is stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank shall (i) pay the Officer all of the compensation withheld while the Bank's obligations under this Agreement were so suspended, and (ii) reinstate in whole any of its obligations to the Officer which were suspended.

     (c) If the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank to the Officer under this Agreement shall terminate as of the effective date of the order, other than vested rights of the parties accrued as of such effective date, which shall not be affected.

     (d) If the Bank is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations of the Bank under this Agreement shall terminate as of the date of such default, but this Section 21(d) shall not affect any vested rights of the Officer accrued as of such date of default.

     (e) All obligations of the Bank under this Agreement shall be terminated, except to the extent it is determined that continuation of the Agreement is necessary to the continued operation of the Bank, (i) by the Regional Director of the Office of Thrift Supervision or his or her designee ("Director") at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director at the time the Director approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition; provided, however, that this Section 21(e) shall not affect any vested rights of the Officer accrued as of such date of termination.

     (f) Any payments made to the Officer pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.


                                           FLUSHING SAVINGS BANK, FSB


                                           By: /S/ GERARD P. TULLY, SR.
                                              -------------------------------
                                           Name: Gerard P. Tully, Sr
                                           Title: Chairman


                                           /S/ MICHAEL J. HEGARTY
                                           ----------------------------------
                                           Michael J. Hegarty

                                   Schedule A

     Calculation of Amount Payable pursuant to Section 7(b), Clause (vi) Assuming Termination of Employment December 1, 2000


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     (1)   Current Salary is greater of
              (a)  $420,000
              (b)  annual salary in effect
                                                                $  420,000

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     (2)   Bonus is greatest of bonus paid in last 3 years
           before termination
              (a)  $140,000        (1999 bonus)
              (b)    90,000        (1998 bonus)
              (c)    78,000        (1997 bonus)
                                                                $  140,000

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     (3)   Deferred Compensation
              10% of amount in Step (1)                         $   42,000


     ---------------------------------------------------------------------

     (4)   Severance Period
              36 months = 3 years


     ---------------------------------------------------------------------

     (5)   Amount Payable
              3 times (1)+(2)+(3)                               $1,806,000

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